                                    [LOGO]

                                HARBOR BANCORP
                               11 Golden Shore
                        Long Beach, California 90802
                                (310) 491-1111

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JUNE 27, 1995

TO THE SHAREHOLDERS OF HARBOR BANCORP:

     NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the 1995 Annual Meeting of Shareholders (the "Meeting") of Harbor Bancorp (the "Company") will be held at Harbor Bank, 11 Golden Shore, Long Beach, California 90802 on Tuesday, June 27, 1995 at 2:00 p.m., for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. Electing ten (10) persons to the Board of Directors to serve until the 1996 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons are the Board of Directors' nominees:

              James H. Gray                Dorothy K. Matteson
              John W. Hancock              H.E. Nance
              Dallas E. Haun               Malcolm C. Todd, M.D.
              Kermit Q. Jones              James A. Willingham
              Robert E. Leslie             Margaret E. Wilson

     2. OTHER BUSINESS. Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 9, 1995, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF REVOCATION OF SUCH PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

     PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

Dated: May 26, 1995

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 Dorothy K. Matteson, Secretary

                           HARBOR BANCORP
                          11 Golden Shore
                   Long Beach, California 90802
                           (310) 491-1111
                           _______________

                           PROXY STATEMENT
                           _______________

                   ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD JUNE 27, 1995

                           INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1995 Annual Meeting of Shareholders (the "Meeting") of Harbor Bancorp (the "Company") to be held at Harbor Bank, 11 Golden Shore, Long Beach, California 90802 at 2:00 p.m., on Tuesday, June 27, 1995, and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying notice will be mailed on or about May 26, 1995 to shareholders eligible to receive notice of and vote at the Meeting.

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. Electing ten (10) persons to the Board of Directors to serve until the 1996 Annual Meeting of Shareholders and until their successors are elected and have qualified. The following persons are the Board of Directors' nominees:

                 James H. Gray                   Dorothy K. Matteson
                 John W. Hancock                 H.E. Nance
                 Dallas E. Haun                  Malcolm C. Todd, M.D.
                 Kermit Q. Jones                 James A. Willingham
                 Robert E. Leslie                Margaret E. Wilson


     2. OTHER BUSINESS. Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

REVOCABILITY OF PROXIES

     A form of proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such a Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxy holders will be revoked if the person executing the Proxy is present at the meeting and elects to vote in person by advising the Chairman of such election. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions specified on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A PROPOSAL TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES AS DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

     If you hold your shares of common stock in "street name" and you fail to instruct your broker or nominee as to how to vote your common stock, your broker or nominee may, at its discretion, vote your common stock "FOR" the election of the Board of Directors' nominees.

PERSONS MAKING THE SOLICITATION

     This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of proxies for the Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and its subsidiary, Harbor Bank (the "Bank"), may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of proxies if Management of the Company determines it advisable.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     There were issued and outstanding 1,348,021 shares of the Company's common stock on May 9, 1995, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of common stock will be entitled to one vote, in person or by the proxy, for each share of common stock held of record on the books of the Company as of the Record Date for the Meeting. In connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the meeting has given notice at the meeting prior to the voting of his or her intention to so vote and such candidate or candidates' names have been placed in nomination prior to the meeting. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to cast a number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee, or distributed among as many nominees or in such proportions as the shareholders sees fit. If cumulative voting is declared at the Meeting, votes represented by proxies delivered pursuant to this Proxy Statement may be cumulated at the discretion of the proxy holders, in accordance with the recommendations of the Board of Directors. In the election of directors, the ten (10) nominees receiving the highest number of votes will be elected.

            SHAREHOLDERS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Management of the Company knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding common stock, except as set forth in the table below. The following table sets forth certain information as of May 9, 1995 concerning the beneficial ownership of the Company's outstanding common stock by each of the directors of the Company, the named executives (as defined below) and by all directors and executive officers of the Company as a group. Management is not aware of any change in control of the Company or of any arrangement which may, at a subsequent date, result in a change of control of the Company.


                                                    Common Stock
           Name and Title                           Beneficially          Percent
         Other than Director                          Owned(1)           of Class(2)
         -------------------                        ------------         -----------
James H. Gray                                          118,300(3)           8.78%
   President of Company, Chairman of the Board,
   President and Chief Executive Officer of Bank
   c/o Harbor Bank
   11 Golden Shore
   Long Beach, California 90802
John W. Hancock                                          4,169               .31%
Dallas E. Haun                                          32,502(4)           2.41%
Kermit Q. Jones                                         52,943              3.93%
Robert E. Leslie                                           798               .06%
Dorothy K. Matteson                                     36,897              2.74%
H.E. Nance                                              10,313               .77%
Malcolm C. Todd, M.D.                                   45,853              3.40%
James A. Willingham                                     77,642              5.76%
Margaret E. Wilson                                      54,304(5)           4.03%
ALL DIRECTORS AND OFFICERS (12 IN NUMBER)(6)           555,641(7)          41.22%

-------------------------

(1) Beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power, which includes the power to vote, or to direct the voting of such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition of such security.
      Beneficial owner also includes any person who has the right to acquire beneficial ownership of such security as defined above within 60 days of the Record Date.

(2) Shares subject to options held by directors and executive officers (or group) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person (or group), but not for computing the percent of the class owned by any other person (or group).

(3) Includes 5,788 shares of stock options granted to Mr. Gray but not exercised.

(4) Includes 27,365 shares of stock options granted to Mr. Haun but not exercised.

(5)   Shares are held by the Wilson Family Trust of which Mrs.
      Wilson is a Co-Trustee.

(6)   As used throughout this Proxy Statement, the terms
      "officer" and "executive officer" mean the President of Harbor Bancorp and Chairman of the Board of Directors and President/Chief Executive Officer of the Bank, the Executive Vice President of the Bank, the Senior Vice President and Chief Financial Officer of the Bank and Vice President and Chief Financial Officer of the Company, and the Vice President and Director of Operations of the Bank. The Secretary of the Company is not an executive officer.

(7) Includes 44,729 shares of stock options granted to all directors and executive officers as a group but not exercised. Includes 110,344 shares owned by the Harbor Bank Employee
      Stock Ownership Plan of which Melissa Lanfre, Vice President and Chief Financial Officer of the Company serves as Trustee and over which Ms. Lanfre has sole voting and investment power.


PROPOSAL 1:  ELECTION OF DIRECTORS

NOMINEES

     The Company's Articles provide for a range of eight (8) to fifteen (15) directors, and permit the exact number of directors of the Company to be fixed by Board or shareholder action. The Board of Directors has fixed the number of directors at ten (10).

     The persons named below, all of whom are currently members of the Company's Board of Directors, will be nominated for election as directors to serve until the 1996 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all ten (10) nominees, or as many thereof as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. All nominees have indicated their willingness to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

     None of the directors, nominees or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company and the Bank, acting within their capacities as such. There are no family relationships between the directors and executive officers of the Company and none of the directors or executive officers of the Company serve as directors of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any investment company registered under the Investment Company Act of 1940, as amended.

     The following table sets forth the names and certain information as of May 9, 1995, concerning the persons to be nominated by the Board of Directors for election as directors of the Company:



                                                      PRESENT PRINCIPAL OCCUPATION
                                                         AND PRINCIPAL OCCUPATION                      SERVED AS DIRECTOR
  NAME                        AGE                         DURING PAST FIVE YEARS                            SINCE(1)
  ----                        ---                     -----------------------------                    ------------------
James H. Gray                  57         President of Harbor Bancorp, Chairman and President/
                                          Chief Executive Officer of Harbor Bank                            1982
John W. Hancock                58         Senior Vice President, Bancap Investment Group                    1992
Dallas E. Haun                 41         Executive Vice President, Harbor Bank                             1993
Kermit Q. Jones                76         Owner, Treasure Valley Land and                                   1982
                                          Cattle/Dairy Farmer
Robert E. Leslie               70         Retired Fire Chief, City of Long Beach                            1988
Dorothy K. Matteson            68         Uniform Sales, Retired                                            1982
H.E. Nance                     62         Retired President, Nance Tours & Travel                           1988
Malcolm C. Todd, M.D.          82         Retired Physician/Surgeon                                         1982
James A. Willingham            66         President, Boulevard Buick and Chairman of the                    1982
                                          Board of Harbor Bancorp
Margaret E. Wilson             66         Co-trustee of the Wilson Family Trust                             1993


------------------------
(1) All the current directors were appointed to the Board of Directors by the Company's incorporator on June 24, 1982, with the exception of Robert E. Leslie and H.E. Nance who were appointed March 22, 1988, John
     W. Hancock who was appointed on June 23, 1992, Margaret E. Wilson who was appointed on March 23, 1993 and Dallas E. Haun who was appointed on December 21, 1993.


EXECUTIVE OFFICERS

     The following table sets forth as to each of the persons who currently serve as an executive officer of the Company, such person's age, such person's principal occupation during the past five (5) years, such person's current position with the Company, and the periods during which such person served in such capacity.


        NAME AND
        POSITION                            AGE          DATE ELECTED
       ----------                           ---          ------------
James H. Gray
  President and Chief Executive Officer      57          March 22, 1983
H. Melissa Lanfre
  Vice President and Chief Financial Officer 43          June 23, 1987


     All executive officers of the Company are elected by, and serve at the pleasure of, the Board of Directors. Set forth above are the names and offices held by the executive officers of the Company and the date when each was elected to his/her present position with the Company. A brief account of the business experience of each is set forth below.

     Mr. Gray has been with the major subsidiary of the Company, Harbor Bank, since 1976. He currently holds the position of Chairman of the Board, President, and Chief Executive Officer of Harbor Bank and President of Harbor Bancorp.

     Ms. Lanfre joined the Company on July 13, 1987 and currently holds the position of Vice President and Chief Financial Officer.

     Mr. Turicchi, who has been serving as Vice President of the Company and as President of Harbor Bank, resigned effective April 30, 1995.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held five (5) regular meetings in 1994. In 1994, all of the Company's directors attended at least 75% of all Board meetings. The Company's Board has no standing committees, and any matters which might ordinarily be considered by an audit, compensation or nominating committee, were considered by the Board as a whole. The Company's directors also serve as members of the Bank's Board of Directors and on committees of the Bank's Board. In particular, all Company Directors are members of the Bank's Board of Directors, and they met twelve (12) times during 1994. Any matters of the Bank which might ordinarily be considered by a compensation or nominating committee were considered by the Board of the Bank as a whole.

     The Bank's Loan Committee met fifty-two (52) times in 1994. This committee reviews certain types of loan requests.

     The Bank's Audit Committee met nine (9) times in 1994. This committee is responsible for audit functions in the Bank, the appointment of an outside accounting firm and the review of reports of the accounting firm.

     The Bank's Loan and Investment Committee met twelve (12) times in 1994. This committee also reviews certain types of loan requests and Bank investments.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE BOARD OF DIRECTORS' NOMINEES.

DIRECTOR COMPENSATION

     Directors of the Company and Bank who are considered to be inside directors or employees of the Company, receive a director's fee of $600 per meeting attended and all other directors, who are considered to be outside directors, receive a director's fee of $1,000 per meeting attended. Non-officer directors serving on the Bank's Loan Committee receive $150 per meeting attended.

         EXECUTIVE OFFICERS' COMPENSATION AND OTHER INFORMATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the two other executive officers of the Company (determined as of the end of the last fiscal year) whose annual salary and bonus exceeded $100,000 in 1994 (the "Named Executives") for each of the fiscal years ended December 31, 1994, 1993, and 1992.

SUMMARY OF CASH AND CERTAIN COMPENSATION

                                   SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                               -------------------------------------------
                                           ANNUAL COMPENSATION                     AWARDS               PAYOUTS
                                     ----------------------------------     --------------------   ------------------------
            (A)                       (B)     (C)       (D)        (E)        (F)        (G)         (H)         (I)
--------------------------------     -----   -----     -----      ------    ----------  --------   --------   -------------
                                                                  OTHER     RESTRICTED
                                                                  ANNUAL      STOCK                  LTIP       ALL OTHER
                                             SALARY    BONUS   COMPENSATION  AWARD(S)   OPTIONS/    PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR   ($)(1)    ($)(2)      ($)         ($)       SARS(#)      ($)         ($)(3)
---------------------------          ------ --------- -------- ------------- ---------  ----------  --------  -------------
James H. Gray                         1994   $125,704  $39,550       -0-         -0-      -0-         -0-          $1,488
  Chairman of the Board and Chief     1993   $128,186  $56,500       -0-         -0-      -0-         -0-
  Executive Officer of Harbor Bank    1992    121,488   55,000       -0-         -0-      -0-         -0-
Robert Turicchi (4)                   1994    111,321   36,050       -0-         -0-      -0-         -0-           1,804
  President and Chief Administrative  1993    111,572   51,500       -0-         -0-      -0-         -0-
  Officer of Harbor Bank              1992    111,488   50,000       -0-         -0-      -0-         -0-
Dallas E. Haun                        1994     98,157   30,100       -0-         -0-      -0-         -0-           1,200
  Executive Vice President of         1993     93,907   41,500       -0-         -0-      -0-         -0-
  Harbor Bank                         1992     82,897   40,000       -0-         -0-      -0-         -0-

-------------------------

(1) Included in this column are salaries and director's fees, where applicable, paid for services rendered to the Bank, during 1994 before any salary reduction for contributions to the Company's plan under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and salary reductions for contributions for welfare plan coverages under section 125 of the Code.

(2) The bonus amounts are payable pursuant to the Company's senior management compensation plan as approved annually by the Board of Directors. This column may include bonuses paid in a certain year for services rendered in the prior year.

(3) "All Other Compensation" is only required to be reported for 1994. The amount represents the Company's matching contribution for the 401(k) plan.

(4) Robert Turicchi resigned as an Officer and Director of the Company and as an Executive Officer of Harbor Bank as of April 30, 1995. James H. Gray has assumed the title of President of Harbor Bank.


      The following table provides information with respect to the Named Executives concerning the exercise of options and/or stock appreciation rights ("SARs") during the fiscal year ended December 31, 1994 and unexercised options and/or SARs held by the Named Executives as of December 31, 1994.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                            AND YEAR-END OPTION/SAR VALUE

                 (A)                   (B)               (C)                  (D)
                 ---                   ---               ---                  ---
                                                                                                 VALUE
                                                                           NUMBER OF           UNEXERCISED
                                                                          UNEXERCISED          IN-THE-MONEY
                                                                          OPTIONS/SARS         OPTIONS/SARS
                                                                            AT YEAR               AT YEAR
                                     SHARES                                  END(#)                END(#)
                                    ACQUIRED ON          VALUE            EXERCISABLE/          EXERCISABLE/
    NAME                            EXERCISE(#)       REALIZED(1)(#)     UNEXERCISABLE         UNEXERCISABLE
   ------                           ------------      --------------     --------------        --------------
James H. Gray                          -0-                -0-              -0-/ 5,788                 -0-
Robert Turicchi                        -0-                -0-              -0-/ 5,788                 -0-
Dallas E. Haun                         -0-                -0-              -0-/17,365                 -0-

------------------------
(1)   There are no in-the-money options.


CERTAIN TRANSACTIONS

      There are no existing or proposed material transactions between the Company or the Bank and any of the Company's executive officers, directors, or beneficial owners of 5% or more of the common stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

      Some of the Company's directors, nominees for director, and executive officers and their immediate families, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.

                               OTHER MATTERS

      The firm of Ernst & Young served as independent public auditors for the Company and the Bank for 1994 and will continue to serve in that capacity for 1995.

      It is anticipated that a representative of Ernst & Young will be present at the Meeting to respond to appropriate questions from shareholders.

      On December 31, 1993, the Bank underwent examinations conducted concurrently by the Federal Deposit Insurance Corporation (the "FDIC") and the California State Banking Department (the "Department"). As a result of the FDIC examination, the Bank entered into a Memorandum of Understanding dated August 3, 1994. The Memorandum includes provisions regarding the Board of Directors, maintaining Tier 1 capital equal to or exceeding 6.5% of the Bank's total assets, credit risk management practices, reducing classified assets in accordance with stated schedules, revising policies and procedures, maintaining acceptable management, maintaining an adequate allowance for loan losses, correction of certain alleged violations, cash dividends, and reporting requirements.

      The Bank has undertaken a number of actions designed to strengthen its management, improve its financial condition and enhance its operating efficiency. The Bank has maintained Tier 1 capital in excess of 6.5% at all times as required. Credit risk management practices have significantly been strengthened and classified assets have been reduced significantly well in advance of stated schedules. A new Senior Credit Officer will be joining the Bank in the near future to insure a continuation and expansion of credit administration that meets the requirements of the regulatory agencies and the Bank.

      Any shareholder desiring to submit a proposal for action at the 1996 Annual Meeting of Shareholders which is desired to be presented in the Company's Proxy Statement with respect to such meeting should submit such proposal to the Company at its principal place of business no later than January 12, 1996.

      The Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if any other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.

      The Company's Annual Report for the year ended December 31, 1994 and first Quarterly Statement for the month ended March 31, 1995 were mailed to the shareholders on approximately May 24, 1995. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Ernst & Young, independent public auditors.


Dated: May 26, 1995

                                             HARBOR BANCORP


                                             Dorothy K. Matteson, Secretary

                                                        REVOCABLE PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                     HARBOR BANCORP
                             ANNUAL MEETING OF SHAREHOLDERS
                                      JUNE 27, 1995

     The undersigned shareholder of Harbor Bancorp (the "Company") hereby nominates, constitutes and appoints James H. Gray, Kermit Jones and James Willingham, and each of them, attorney(s), agent(s) and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 27, 1995, at 2:00 p.m. at Harbor Bank, 11 Golden Shore, Long Beach, California 90802 and at any and all adjournment or adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.  ELECTIONS OF DIRECTORS

    Authority to elect the ten (10) persons named below and in the Proxy Statement dated May 26, 1995 accompanying the Notice of said Meeting, to serve until the 1996 Annual Meeting of Shareholders and until their successors are elected and have qualified:


[ ] FOR all nominees listed below               [ ] WITHHOLD AUTHORITY to vote
    (except as indicated to the contrary            for all nominees listed
    below).                                         below.

James H. Gray, John W. Hancock, Dallas E. Haun, Kermit Q. Jones, Robert E. Leslie, Dorothy K. Matteson, H.E. Nance, Malcolm C. Todd, M.D., James A. Willingham and Margaret E. Wilson.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              THE NOMINEE'S NAME IN THE SPACE BELOW.)

-------------------------------------------------------------------------------
2.  OTHER BUSINESS

     In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Meeting, and at any and all adjournment or adjournments thereof.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    The undersigned hereby ratifies and confirms all that the proxyholders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement accompanying said Notice.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                        PLEASE SIGN AND DATE BELOW

                             Dated: ______________________________

                             Number of Shares ____________________
                             _____________________________________
                                   (Signature of Shareholder)
                             _____________________________________
                                   (Signature of Shareholder)

                             (Please date this Proxy and sign your name as it appears on the stock certificates. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.)

                             I DO [ ]  DO NOT [ ] EXPECT TO ATTEND THE MEETING.